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February 28, 2019

Harding, Loevner Funds, Inc.

400 Crossing Boulevard, Fourth Floor

Bridgewater, NJ 08807

Re:    Harding, Loevner Funds, Inc.

          Post-Effective Amendment No. 57 to the

          Registration Statement on Form N-lA (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel for Harding, Loevner Funds, Inc. (the “Registrant”), a corporation duly organized and existing under the laws of the State of Maryland, in connection with the Registration Statement relating to the issuance and sale by the Registrant of authorized shares of its common stock, divided into several series and classes. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and have relied on representations from such third parties with knowledge of the materials herein. In addition, we are familiar with the Registrant’s Articles of Incorporation and Amended By-Laws, each as amended and supplemented to date. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

Based upon the foregoing, we are of the opinion that the Shares proposed to be sold pursuant to the Registration Statement, when paid for as contemplated in the Registration Statement, will be legally and validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registrant’s Statement of Additional Information of the Registration Statement filed on February 28, 2019, and in any revised or amended versions thereof, under the caption “Counsel.” In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,

/s/Dechert LLP
Dechert LLP